As Filed with the Securities and Exchange Commission on
May 6,
          1994

                                                       Registration
No. 33




                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                    ______________


                                       FORM S-8

                                Registration Statement

                           under the Securities Act of 1933

                                    _____________


                                  EATON CORPORATION
                  (Exact name of issuer as specified in its charter)


                    Ohio                           34-0196300

           (State of Incorporation)     (IRS Employer
Identification No.)

                      Eaton Center, Cleveland, Ohio   44114-2584
                       (Address of principal executive offices)

                                    _____________



             CUTLER-HAMMER INC. SAVINGS PLAN FOR CERTAIN HOURLY
EMPLOYEES


                                 (Full Title of Plan)

                                    ______________

                              E. R. Franklin, Secretary
                      Eaton Center, Cleveland, Ohio  44114-2584
                       (Name and address of agent for service)
                                    (216) 523-4103
            (Telephone number, including area code, of agent for service)

          (continuation of Facing Sheet)


                           CALCULATION OF REGISTRATION FEE





                                               Proposed
               Title of      Amount to be       Maximum
Amount of
            Securities to     Registered       Aggregate
Registration
            be Registered                   Offering Price
Fee

           Common Shares        30,000        $1,676,250**
$578.00
           with a par
           value of $.50
           each

           Plan              Indeterminate        N/A
N/A
           Participations*






          * In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

          ** Based on the closing price of $55.875 per Common Share on May
          2, 1994.

          Page S-1
                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT


          Item 3.   Incorporation of Documents by Reference.

               The following documents filed with the Securities and
          Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) Eaton Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

          (b)  Eaton Corporation's Annual Report on Form 11-K dated
June
               25, 1993 for the year ended December 31, 1992.

          (c) Current Reports on Form 8-K dated February 14, 1994, amended
               February 18, 1994, and March 31, 1994.

               All reports and other documents subsequently filed by Eaton
          Corporation (the "Company") pursuant to Sections 13, 14 and 15(d)
          of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

          Item 4.   Description of Securities.

                    Not applicable.


          Item 5.   Interests of Named Experts and Counsel.

                    None.


          Item 6.   Indemnification of Directors and Officers.

               Paragraph (E) of Section 1701.13 of the Ohio Revised
Code
          grants each corporation organized under the laws of the State of
          Ohio, such as Company, power to indemnify its directors, officers and other specified persons. Provisions relating to indemnification of directors and officers of Company and other
          specified persons have been adopted pursuant to the Ohio law and are contained in Article IV, Section 2 of the Company's
Amended
          Regulations. Under the Amended Regulations, the Company shall indemnify any director, officer or other specified person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director, officer or other specified person, to the full extent

          Page S-2
          permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio
Revised
          Code and the Company's Amended Regulations referred to herein.
               The Company has entered into Indemnification
Agreements with
          all of its officers and directors. The Agreements provide that the Company shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require the Company to
          maintain director and officer insurance which is no less favorable to the director and officer than the insurance in
          effect on April 27, 1988 and to establish and maintain an escrow account of up to $10 million to fund the Company's obligations under the Agreements, except that the Company is required to fund the escrow account only upon the occurrence of a change of control of the Company, as defined under the Agreements.

               The Company also maintains insurance coverage for the
          benefit of directors and officers with respect to many types of claims that may be made against them, some of which claims may be in addition to those described in Section 2 of Article IV of the
          Amended Regulations.


          Item 7.   Exemption from Registration Claimed.

                    Not applicable.


          Item 8.   Exhibits.

                    See List of Exhibits at page S-8.


          Item 9.   Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                    (1)     To file, during any period in which
offers or
               sales are being made, a post-effective amendment to this
               registration statement:

                            (i)    To include any prospectus
required by
               section 10(a)(3) of the Securities Act of 1933;

                            (ii)   To reflect in the prospectus any
facts
               or events arising after the effective date of the registration statement (or the most recent post-effective
               amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               Page S-3
                    (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such
               information in the registration statement.

                    Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the registration statement is on
               Form S-3 or Form S-8, and the information required to be
               included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant
               pursuant to section 13 or section 15(d) of the Securities
               Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2)     That, for the purpose of determining
any
               liability under the Securities Act of 1933, each such
               post-effective amendment shall be deemed to be a new registration statement relating to the securities offered
               therein, and the offering of such securities at that time
               shall be deemed to be the initial bona fide offering thereof.

                    (3)     To remove from registration by means of
a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the
               offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
               Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities
               Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section
               15(d) of the Securities Exchange Act of 1934) that is
               incorporated by reference in the registration statement
               shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial
               bona fide offering thereof.

                                *   *   *   *   *   *



               (h) Insofar as indemnification for liabilities arising
               under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6
               above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such
               indemnification is against public policy as expressed in the
               Act and is, therefore, unenforceable. In the event that a
               claim for indemnification against such liabilities
(other

               Page S-4
               than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the
               registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being
               registered, the registrant will, unless in the opinion of
               its counsel the matter has been settled by controlling
               precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against
               public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          Page S-5
                           CONSENT OF INDEPENDENT AUDITORS



               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the
Cutler-Hammer
          Inc. Savings Plan for Certain Hourly Employees of our reports (a)
          dated February 1, 1994 with respect to the consolidated financial statements and schedules of the Eaton Corporation included in its
          Annual Report (Form 10-K) for the year ended December 31,
1993,
          and (b) dated April 28, 1993, with respect to the financial statements and schedules of the Eaton Corporation Share
Purchase
          and Investment Plan included in the Plan's Annual Report
(Form
          11-K) for the year ended December 31, 1992, both filed with the
          Securities and Exchange Commission.



                                             ERNST & YOUNG




          Cleveland, Ohio
          May 6, 1994

          Page S-6
                                      SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has
          reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
          Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Cleveland,
          State of Ohio, on May 6, 1994.

                                   EATON CORPORATION

                                   By        \s\ G. L. Gherlein

                                      G. L. Gherlein
                                      Executive Vice President and
                                      General Counsel

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Name                   Title
Date

          William E. Butler   Chairman and Chief Executive
                              Officer; Principal Executive
                              Officer; Director

          John S. Rodewig     President and Chief Operating
                              Officer - Vehicle Components;
Director

          Stephen R. Hardis   Vice Chairman and Chief Financial
                              and Administrative Officer; Principal
                              Financial Officer; Director

          Alexander M. Cutler Executive Vice President and
                              Chief Operating Officer - Controls;
Director

          Ronald L. Leach     Vice President - Accounting;
                              Principal Accounting Officer

          Neil A. Armstrong                                     May
6, 1994
          Phyllis B. Davis
          Arthur Dole III
          Charles E. Hugel         Directors
          John R. Miller
          Hooper G. Pattillo
          A. William Reynolds

          By   \s\ David M. O'Loughlin
             David M. O'Loughlin, Attorney-in-Fact
             for the officers and directors
             signing in the capacities indicated

          Page S-7
                                    PLAN SIGNATURE



             The Plan - Pursuant to the requirements of the Securities Act of 1933, the Cutler-Hammer Inc. Savings Plan for Certain
Hourly
          Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 6th
          day of May, 1994.



                                      CUTLER-HAMMER INC. SAVINGS
PLAN FOR
          CERTAIN
                                          HOURLY EMPLOYEES



                                      By    \s\ John D. Evans

                                        John D. Evans, Chairman
                                        of the Corporate
Compensation
                                        Committee of Eaton
Corporation
                                        (Plan Administrator)

          Page S-8
                                   LIST OF EXHIBITS

          (4) Instruments defining the rights of security holders:

               (a) Amended Articles of Incorporation, as amended and
                    restated as of January 24, 1989 and filed on Form SE on
                    March 13, 1989 (incorporated herein by
reference to
                    Exhibit 3 to the Registrant's Annual Report on
Form 10-
                    K for the year ended December 31, 1988, File
No. 1-
                    1396).

               (b) Amended Regulations, as amended and restated as of
                    April 27, 1988 and filed on Form SE on March
13, 1989
                    (incorporated by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K for the
year
                    ended December 31, 1988, File No. 1-1396).

          (5)       Opinion regarding Legality

               Pursuant to Item 8(b), the registrant has not included an
               opinion of counsel regarding ERISA compliance or an Internal
               Revenue Service determination letter, but instead undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner, and will make
               all changes required by the IRS in order to qualify the
               Plan.

          (23) Consents of Experts and Counsel

                    Consent of Ernst & Young is contained on page
S-5.

          (24) Power of Attorney


          g:\document\oloughli\sec\forms-8.c-h